Exhibit 10.20

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 15, 2025 (the “Execution Date”), by and between CBDMD, INC., a North Carolina corporation (the “Company”), and C/M CAPITAL MASTER FUND, LP, a Delaware limited partnership (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, from time to time and as provided herein, up to Ten Million Dollars ($10,000,000) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms herein regarding the Exchange Cap (as defined below). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, hereby agree as follows:

1.         CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)        “Available Amount” means, initially, Ten Million Dollars ($10,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof.

(b)        “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c)        “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d)        “Closing Sale Price” means, for any security as of any date, the last closing sale price on such date for such security on the Principal Market as reported by the Principal Market, during regular hours trading ending at 4:00 pm Eastern time (to be appropriately adjusted for any reorganization, recapitalization, stock split, reverse stock split or other similar transaction).

(e)        “Common Stock Equivalent” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(f)        “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), regardless of whether it is designated as “Confidential,” “Proprietary” or some similar designation. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that (X) the receiving party (1) gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure and (2) furnishes only that portion of the Confidential Information that is legally required to be disclosed, and (Y) any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally required disclosure.

(g)        “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h)        “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(i)         “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) the resale of which is registered under an effective registration statement and (iii) timely credited, once a DWAC notice is received, by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(j)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k)       “Exempt Issuance” means the issuance of (i) Common Stock, Common Stock Equivalents, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (ii) any Securities issued to the Investor pursuant to this Agreement, (iii) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, (iv) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents that are issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (iv) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (v) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or otherwise in connection with a strategic transactions or strategic investor approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, (vi) Common Stock issued pursuant to the Company’s employee stock purchase plan, or (vii) Common Stock or Common Stock Equivalents issued to a broker-dealer registered as such with the SEC.

(l)         “Fixed Purchase Date” means, with respect to a Fixed Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 9:30 a.m., Eastern time, but prior to 11:00 a.m., Eastern time, on such Business Day, a valid Fixed Purchase Notice for such Fixed Purchase in accordance with this Agreement.

(m)       “Fixed Purchase Notice” means, with respect to any Fixed Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy such applicable amount of Purchase Shares at the applicable Fixed Purchase Price as specified by the Company therein on the applicable Fixed Purchase Date for such Fixed Purchase.

(n)        “Fixed Purchase Price” means, with respect to any Fixed Purchase made pursuant to Section 2(a) hereof, the lesser of ninety-five percent (95%) of: (i) the lowest sale price of the Common Stock on the Business Day immediately preceding the applicable Fixed Purchase Date for such Fixed Purchase (to be appropriately adjusted for any reorganization, recapitalization, stock split, reverse stock split or other similar transaction) or (ii) the average daily VWAP for the Common Stock during the five (5) consecutive Business Days ending on the Business Day immediately preceding such Fixed Purchase Date for such Fixed Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, stock split or other similar transaction that occurs on or after the date of this Agreement). Notwithstanding the foregoing, in the event that (a) the Investor is the holder of any Common Stock on the Fixed Purchase Date and (b) if within three (3) Business Days immediately following a Fixed Purchase Date, the Company issues or sells any shares of Common Stock or Common Stock Equivalents (calculated on an as converted, as exercised basis), in each case other than pursuant to an Exempt Issuance, pursuant to which shares of Common Stock may be acquired at a per share price less than the Fixed Purchase Price for such Fixed Purchase (the “New Issuance Price”), then the Fixed Purchase Price related to that subject Fixed Purchase Notice shall be reduced to the New Issuance Price, subject to Section 2(e)(ii) hereof.

(o)       “Floor Price” means, with respect to any Fixed Purchase, or VWAP Purchase made pursuant to Section 2 hereof, $0.50 and $0.50 respectively, which shall be appropriately adjusted for any reorganization, recapitalization, stock split or other similar transaction.

(p)       “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with pandemics, earthquakes, hurricanes or similar storms, flood due to other causes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (D) any action taken, or omitted to be taken, by the Investor, its affiliates or its or their respective successors and assigns with respect to the transactions contemplated by this Agreement or the Registration Rights Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(q)        “Maturity Date” means the first day of the month immediately following the thirty-six (36) month anniversary of the Commencement Date.

(r)       “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement).

(s)       “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, and a government or any department or agency thereof.

(t)       “Principal Market” means The NYSE American (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is not listed on The NYSE American (or any nationally recognized successor thereto) but is then listed or traded on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Arca, or the OTCQB or the OTCQX operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(u)        “Purchase Amount” means, with respect to any Fixed Purchase or any VWAP Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(v)        “Purchase Date” means any date that is a Fixed Purchase Date and/or a VWAP Purchase Date, as applicable.

(w)       “Purchase Shares” has the meaning in the WHEREAS clause.

(x)        “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(y)        “SEC” means the U.S. Securities and Exchange Commission.

(z)        “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(aa)      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(bb)     “Subsidiary” means any Person the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(cc)     “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(dd)      “Transfer Agent” means VStock Transfer, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(ee)       “VWAP” means in respect of a Fixed Purchase Date and a VWAP Purchase Date, as applicable, the volume weighted average price of the Common Stock on the Principal Market, as reported by Bloomberg, L.P. using the AQR function.

(ff)       “VWAP Purchase Date” means, with respect to any VWAP Purchase made pursuant to Section 2(b) hereof, the Business Day that is the applicable Fixed Purchase Date with respect to the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(gg)     “VWAP Purchase Minimum Price Threshold” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, eighty-five percent (85%) of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the applicable Fixed Purchase Date with respect to the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(hh)     “VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the VWAP Purchase Share Amount to be purchased by the Investor (such specified VWAP Purchase Share Amount subject to adjustment in accordance with Section 2(b) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such VWAP Purchase Share Amount as set forth in this Agreement) at the applicable VWAP Purchase Price on the applicable VWAP Purchase Date for such VWAP Purchase.

(ii)       “VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, the lesser of ninety-five percent (95%) of (i) the Closing Sale Price of the Common Stock on the Business Day immediately preceding such applicable VWAP Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, stock split, reverse stock split or other similar transaction) or (ii) the lowest sale price of the Common Stock for the period beginning at 9:30:01 a.m., Eastern time, on the applicable VWAP Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable VWAP Purchase Date (the “VWAP Purchase Commencement Time”), and ending at the earliest of (A) 11:00:00 a.m., Eastern time, on such applicable VWAP Purchase Date, (B) such time, from and after the VWAP Purchase Commencement Time for such VWAP Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable VWAP Purchase Share Volume Maximum, and (C) such time, from and after the VWAP Purchase Commencement Time for such VWAP Purchase, that the Sale Price has fallen below the applicable VWAP Purchase Minimum Price Threshold (such earliest time described in (ii)(A), (ii)(B) and (ii)(C) above, the “VWAP Purchase Termination Time”). Provided, however, in no event shall any Purchase Shares be sold by the Company at a price lower than the VWAP Purchase Minimum Price Threshold. Notwithstanding the foregoing, in the event that (a) the Investor is the holder of any Common Stock on the VWAP Purchase Date and (b) if within three (3) Business Days following a VWAP Purchase Date, the Company issues or sells any shares of Common Stock or Common Stock Equivalents (calculated on an as converted, as exercised basis), in each case other than pursuant to an Exempt Issuance, pursuant to which shares of Common Stock may be acquired at a New Issuance Price, then at the option of the Investor, the VWAP Purchase Price related to that subject VWAP Purchase Notice may be reduced to the New Issuance Price, subject to Section 2(e)(ii) hereof.

(jj)       “VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in a VWAP Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Fixed Purchase Notice Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Fixed Purchase Notice for the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the VWAP Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable VWAP Purchase Date beginning at the VWAP Purchase Commencement Time for such VWAP Purchase and ending at the VWAP Purchase Termination Time for such VWAP Purchase.

(kk)      “VWAP Purchase Share Percentage” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(ll)       “VWAP Purchase Share Volume Maximum” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, a number of shares of Common Stock equal to (i) the number of Purchase Shares specified by the Company in the applicable VWAP Purchase Notice as the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase, divided by (ii) the VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, stock split, reverse stock split or other similar transaction).

2. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to sell to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)      Commencement of Fixed Sales of Common Stock. Upon the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, until the Maturity Date or as earlier terminated in accordance with the terms of this Agreement, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Fixed Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Purchase Shares at the Fixed Purchase Price on the Fixed Purchase Date therefor in accordance with this Agreement (each such purchase, a “Fixed Purchase”); provided, however that the Investor’s committed obligation shall not exceed (i) $500,000 of shares of Common Stock under any single Fixed Purchase, or (ii) $10,000,000 in the aggregate of Fixed Purchases on any single Business Day, subject to adjustment as set forth below in this Section 2(a) (such maximum number of Purchase Shares, the “Fixed Purchase Share Limit”). If the Company delivers any Fixed Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Fixed Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Fixed Purchase Notice exceeds the number of Purchase Shares that the Company is permitted to include in such Fixed Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Fixed Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares that the Company is permitted to include in such Fixed Purchase Notice. The Company may deliver a Fixed Purchase Notice to the Investor as often as every Business Day so long as (i) the Closing Sale Price of the Common Stock on the Business Day immediately preceding the Fixed Purchase Date is not less than the Floor Price and (ii) the Transfer Agent has acknowledged the receipt of, and confirmed the processing of, a Transfer Agent Instruction Letter with respect to all Purchase Shares subject to any prior Fixed Purchase, or, the Investor has actually received all of such Purchase Shares. Notwithstanding the foregoing, the Company shall not deliver any Fixed Purchase Notices to the Investor during the PEA Period.

(b)        VWAP Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, until the Maturity Date or as earlier terminated in accordance with the terms of this Agreement, in addition to Fixed Purchases as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a VWAP Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable VWAP Purchase Share Amount at the VWAP Purchase Price on the VWAP Purchase Date therefor in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may deliver a VWAP Purchase Notice to the Investor only (i) on a Fixed Purchase Date on which the Company also properly submitted a Fixed Purchase Notice providing for a Fixed Purchase of a number of Purchase Shares not less than the Fixed Purchase Share Limit then in effect on such Fixed Purchase Date in accordance with this Agreement, (ii) if the Closing Sale Price of the Common Stock on the Business Day immediately preceding such VWAP Purchase Date is not less than the Floor Price, and (iii) if the Transfer Agent has acknowledged the receipt of, and confirmed the processing of, a Transfer Agent Instruction Letter with respect to all Purchase Shares subject to any prior VWAP Purchase, or, the Investor has actually received all of the such Purchase Shares. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the VWAP Purchase Share Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such VWAP Purchase Notice exceeds the VWAP Purchase Share Amount that the Company is then permitted to include in such VWAP Purchase Notice (which shall be confirmed in a VWAP Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the VWAP Purchase Share Amount which the Company is permitted to include in such VWAP Purchase Notice. Within one (1) Business Day after each VWAP Purchase Date for a VWAP Purchase, the Investor will provide to the Company a written confirmation of such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and VWAP Purchase Price for such VWAP Purchase (each, a “VWAP Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period.

(c)        [Reserved.]

(d)        Payment for Purchase Shares.

(i)        For each Fixed Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Fixed Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the second (2nd) Business Day following the Investor’s receipt of the Purchase Shares as DWAC Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the third (3rd) Business Day following the Investor’s receipt of the Purchase Shares as DWAC Shares.

(ii)        For each VWAP Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such VWAP Purchase, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second (2nd) Business Day following the Investor’s receipt of the Purchase Shares as DWAC Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the third (3rd) Business Day following the Investor’s receipt of the Purchase Shares as DWAC Shares.

(iii)      The Company shall not issue any fraction of a share of Common Stock upon any Fixed Purchase or VWAP Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share, and no cash payment shall be made in lieu of fractional shares. All payments made under this Agreement shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to such account as the Company (or the Investor, as applicable) may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e)        Compliance with Rules of Principal Market.

(i)         Exchange Cap. Subject to Section 2(e)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock from the Company pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby (including the Commitment Shares) would exceed [1,782,990] (such number of shares equal to 19.99% of the shares of Common Stock issued and outstanding immediately preceding the execution of this Agreement), which number of shares shall be (i) reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market and (ii) appropriately adjusted for any reorganization, recapitalization stock split or other similar transaction that occurs after the date of this Agreement (such maximum number of shares, the “Exchange Cap”), unless and until the Company obtains stockholder approval of the issuance of Common Stock as contemplated by this Agreement, and the stockholders of the Company have in fact approved the issuance of Common Stock as contemplated by this Agreement in accordance with the applicable rules of the Principal Market. As soon as practicable after the Execution Date, but in any event no later than March 31, 2026 (the “Stockholder Meeting Deadline”), the Company shall hold a meeting of its stockholders to seek approval of a waiver of the Exchange Cap regarding the issuance of all Securities under this Agreement, and, if needed, an increase in the authorized number of shares of Common Stock to afford the Company the ability to consummate all of the issuances contemplated under this Agreement (approval of all such proposals, the “Stockholder Approval”). In connection with such meeting, the Company shall provide each stockholder of the Company with a proxy statement in compliance with applicable SEC rules and regulations and shall use its best efforts to solicit the Stockholder Approval and to cause its board of directors to recommend to the Company’s stockholders that they approve such proposal(s). The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional stockholder meeting to be held as soon as possible. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter until such Stockholder Approval is obtained. For the avoidance of doubt, if the Company fails to obtain Stockholder Approval, the Exchange Cap shall be applicable for all purposes. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement or any of the Transaction Documents if such issuance or sale would result in: (i) a violation of the Securities Act; or (ii) a breach of the rules of the Principal Market.

(ii)         At-Market Transaction. Notwithstanding Section 2(e)(i) above, the Exchange Cap shall not apply if at any time the Exchange Cap is reached and at all times thereafter the price paid for any shares of Common Stock issued under this Agreement is equal to or greater than the applicable Base Price. The “Base Price” shall mean, with respect to the subject shares to be sold to the Investor pursuant to this Agreement, the Closing Sale Price of a share of Common Stock on the Principal Market immediately prior to the Company’s timely delivery of a Fixed Purchase Notice or VWAP Purchase Notice relating to such shares to the Investor pursuant to this Agreement. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would breach or violate the rules or regulations of the Principal Market. Further, in no event may any applicable New Issuance Price under this Agreement result in a price per security that would violate the rules or regulations of the Principal Market, and the Company shall not undertake any transaction that would result in such a violative New Issuance Price. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.

(iii)         General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules and regulations of the Principal Market. The provisions of this Section 2(e) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of the Principal Market.

(f)     Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”), provided that, the Investor may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one (61) days’ prior written notice to the Company. Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next business day on which the Transfer Agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(g)        Aggregate VWAP Purchase Limitation. Notwithstanding any other terms of this Agreement, in no event shall the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase Notices on a particular related VWAP Purchase Date require a payment from the Investor that exceeds $10,000,000, unless such limitation is waived by the Investor in its sole discretion as to any single or combination of VWAP Purchase Notices on a particular related VWAP Purchase Date.

(h)        Delivery of Purchase Notice. With respect to each Fixed Purchase Notice and/or VWAP Purchase Notice, the Company shall deliver to the Investor a completed form of purchase notice in materially the form attached hereto as Exhibit D.

3.         INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)       Organization, Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)        Investment Purpose.  The Investor is acquiring the Securities as principal for its own account, for investment purposes, and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws).  The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c)         Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(d)        Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e)        Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees or representatives. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof and the Investor is not relying on any representations, warranties, covenants, or agreements other than those expressly set forth in this Agreement and the other Transaction Documents.

(f)      No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)       Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h)       Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)         Residency. The Investor’s primary place of business is in the State of Florida.

(j)         No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(k)        No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(l)         Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in the Registration Statement and in any Prospectus contained therein to the extent required by applicable law.

4.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as set forth in the (i) SEC Documents or (ii) disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder (the “Disclosure Schedules”), as of the Execution Date and as of the Commencement Date:

(a)        Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and to the Company’s knowledge no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Except as set forth on Schedule 4(a) hereto, the Company has no Subsidiaries required to be disclosed pursuant to Item 601(b)(21)(ii) of Regulation S-K, except as set forth in the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2024 filed with the SEC (as amended through the Execution Date, “2024 10-K”).

(b)        Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and (subject to any applicable rules and regulations of the Principal Market) perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the reservation for issuance and the issuance of the Commitment Shares (as defined below in Section 5(e)) and the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors (the “Board of Directors”) and, except as set forth on Schedule 4(b), no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except as provided in this Agreement), (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Board of Directors, or any committee thereof, has approved the resolutions (the “Signing Resolutions”) substantially in the form provided to the Investor to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of the Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors or any committee thereof. Except as set forth in this Agreement, no other approvals or consents of the Board of Directors, any authorized committee thereof, or stockholders (except as provided in this Agreement) is necessary under applicable laws and the Certificate of Incorporation (as defined below) or Bylaws (as defined below) to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated thereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c)      Capitalization. As of the Execution Date, the authorized capital stock of the Company is set forth on Schedule 4(c). Except as disclosed in the SEC Documents (as defined below)(i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available (provided that any documents filed with the SEC and available on the SEC’s EDGAR system shall be deemed to have been made available) to the Investor true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the Execution Date (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the Execution Date (the “Bylaws”).

(d)       Issuance of Securities. Subject to stockholder approval referred to in Section 2(e) hereof, upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance in accordance with the terms and conditions of this Agreement, the Commitment Shares (as defined in Section 5(e)) shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Execution Date, [ ] shares of Common Stock shall have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares, and [ ] shares of Common Stock shall have been duly authorized and reserved for issuance pursuant to this Agreement as Commitment Shares (subject, in each case, to equitable adjustment for any reorganization, recapitalization, stock split or other similar transaction).

(e)        No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Commitment Shares) will not (i) result in a violation of the Certificate of Incorporation or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations, the rules of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences and rights of any outstanding series of preferred stock of the Company or Bylaws or other organizational documents, as applicable. Except as set forth on Schedule 4(e), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority; or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one year prior to the Execution Date, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock and other routine correspondence. Except as disclosed in the SEC Documents, the Principal Market has not commenced any delisting proceedings against the Company.

(f)        SEC Documents; Financial Statements. Except as disclosed on Schedule 4(f), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, presented fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and were prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act, as applicable, as in effect as of the time of filing and in conformity with generally accepted accounting principles in the United States as in effect as of the time of filing (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements, and subject to immaterial year-end audit adjustments) during the periods involved; the other financial and statistical data with respect to the Company contained or incorporated by reference in the SEC Documents, are based on or derived from sources that the Company believes to be reliable and accurate or fairly present the Company’s good faith estimates that are made on the basis of data derived from such sources; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the SEC Documents (including the exhibits thereto and documents incorporated by reference thereto), which are required to be described in the SEC Documents (including the exhibits thereto and documents incorporated by reference thereto); and all disclosures contained or incorporated by reference in the SEC Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company does not have pending before the SEC any request for confidential treatment of information.

(g)      Absence of Certain Changes; No Undisclosed Events, Liabilities or Developments; Solvency. Except as disclosed in the SEC Documents, since September 30, 2024, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, and there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that is required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Business Day prior to the date that this representation is made. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and except as set forth on Schedule 4(g), is generally able to pay its debts as they become due.

(h)        Absence of Litigation. Except as disclosed in the SEC Documents or set forth on Schedule 4(h), there is no action, suit, inquiry, notice of violation, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i)        Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)       No General Solicitation; No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities contemplated hereby. Neither the Company, nor any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market. The issuance and sale of the Securities hereunder, as of the date of this Agreement, does not contravene the rules and regulations of the Principal Market.

(k)       Intellectual Property Rights. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except for Intellectual Property Rights related to terminated businesses. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)      Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)      Title. Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”), except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which payment is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and, to the knowledge of the Company, enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)      Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o)      Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of any Proceeding relating to the revocation or modification of any Material Permit. For all purposes of this Agreement, the term “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(p)       Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as set forth on Schedule 4(p), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(q)       Transactions With Affiliates and Employees.  Except as disclosed in the SEC Documents, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)      Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(s)       Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person authorized to act on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Documents.   The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished in writing by or on behalf of the Company by a Person authorized by the Company to the Investor regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and at the time when made, not misleading.  The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)       Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company and each Subsidiary (or made by any person acting on behalf of the Company and each Subsidiary of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)      DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(v)      Sarbanes-Oxley Act; Internal Controls. The Company and the Subsidiaries are in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the Execution Date, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the Execution Date.  Except as disclosed in the SEC Documents, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  The Company’s certifying officers evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the Company’s most recently filed period report under the Exchange Act, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(w)       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents.

(x)       Investment Company. Neither the Company or its Subsidiaries is or, after giving effect to the offering and sale of the Securities to the Investor pursuant to this Agreement, will be, required to be registered as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(y)       Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The issued and outstanding shares of Common Stock are listed and admitted for trading on the Principal Market, and the Company is in compliance in all material respects with the current listing requirements of the Principal Market; and the Company will cause the Commitment Shares to be listed and admitted for trading on the Principal Market at or prior to the Commencement Date, and will cause each tranche of Purchase Shares to be listed and admitted for trading on the Principal Market prior to the time of sale of such Purchase Shares to the Investor pursuant to this Agreement. Except as disclosed in the SEC Documents, the Company has not, in the 12 months preceding the Execution Date, received any notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the SEC Documents, the Company is, and has no reason to believe that it will not in the reasonably foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(z)      Accountants. As of the Execution Date, the Company’s accounting firm is Cherry Bekaert LLP, whose report on the consolidated financial statements of the Company is filed with the 2024 10-K.  To the knowledge of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(aa)      No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(bb)      Shell Company Status. The Company is not currently, and in the last 12 months has not been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(cc)     Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(dd)      U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(ee)      Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff)      Money Laundering.  The operations of the Company and its Subsidiaries are conducted in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(gg)    Labor Matters.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)    Cybersecurity. (i)(x) To the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with customary industry standards and practices.

(ii)       Smaller Reporting Company Status. As of the Execution Date, the Company is, and as of the Commencement Date, the Company believes in good faith that it will be, a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

(jj)       No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

5.         COVENANTS.

(a)        Filing of Current Report and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and the Registration Rights Agreement (the “Current Report”). The Company shall also file with the SEC, within thirty (30) calendar days from the Execution Date, a new registration statement on Form S-1 (the “Registration Statement”) covering only the resale of the Purchase Shares and the Commitment Shares, in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the Execution Date (the “Registration Rights Agreement”). The Company shall permit the Investor to review and comment upon the substantially final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the Current Report within one (1) Business Day from the date the Investor receives the substantially final version thereof from the Company. The Investor shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC.

(b)       Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. Nor shall the Company be obligated to register or qualify the Purchase Shares in any jurisdiction which applies “merit review.”

(c)       Listing/DTC. The Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than four (4) Business Days after receipt, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act or the Securities Act. Notwithstanding the foregoing, the requirements of this Section 5(c) shall be satisfied to the extent that the contents of such notice are made available through a document filed by the Company with the SEC and available on the SEC’s EDGAR system within the required time period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take commercially reasonable actions necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d)     Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever (i) enter into or effect, directly or indirectly, any (x) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (y) hedging transaction, which establishes a net short position with respect to the Common Stock or (ii) be in violation of Regulation SHO.

(e)       Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be issued to the Investor (calculated using the preceding five (5) day VWAP of the Common Stock immediately preceding the Execution Date) (i) on the Execution Date, an amount of shares of Common Stock equal to 0.5% of the aggregate Available Amount, and (ii) after the Execution Date, an amount of shares of Common Stock equal to 0.5% of the initial aggregate Available Amount, which shall be issued in a pro-rated fashion simultaneously with the delivery of any and all Purchase Shares purchased under this Agreement, (all shares issued pursuant to (i) and (ii) of this sentence, collectively the “Commitment Shares”) and shall, on each such Purchase Date, deliver to the Transfer Agent a Transfer Agent Instruction Letter (as defined herein) with respect to the issuance of such Commitment Shares. The Commitment Shares required to be issued after the Execution Date shall be received by the Investor not later than 10:00 a.m. Eastern Time on the Business Day following any Fixed Purchase Date and/or VWAP Purchase Date. For the avoidance of doubt, (i) Commitment Shares are to be issued in addition to Purchase Shares in each Fixed Purchase Notice and/or VWAP Purchase Notice, and (ii) no payment is due by the Investor for any Commitment Shares issued to it by the Company pursuant to the terms of this Agreement.

(f)        Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours upon three (3) Business Days’ prior written notice; provided, however, that after the Execution Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each Fixed Purchase Notice and each VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement. The Company and its officers and employees shall provide material information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may reasonably be considered to constitute material non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material non-public information, and the Company shall have at least two (2) Business Days to either (i) demonstrate to the reasonable satisfaction of the Investor that such information is not material non-public information or (ii) publicly disclose such material non-public information prior to any such disclosure to the Investor. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure, so long as the Investor has complied with this Section 5(f). The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)       Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Fixed Purchase and VWAP Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)       Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement. For the avoidance of doubt, any other taxes incurred by the Investor (including any taxes on income resulting from the transactions contemplated by this Agreement) shall solely be the responsibility of the Investor.

(i)         Use of Proceeds. The Company will use the net proceeds from each sale of Purchase Shares hereunder for any general working capital or other corporate purpose at the sole discretion of the Company.

(j)        Other Transactions. During the term of this Agreement, the Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares and the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents.

(k)        Integration. From and after the date of this Agreement, neither the Company nor any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would reasonably be expected to (i) require registration of the offer and sale by the Company to the Investor of any of the Securities under the Securities Act, or (ii) cause this offering of the Securities by the Company to the Investor to be integrated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market (provided, however, that under NYSE American rules, the Purchase Shares may be aggregated with the Common Stock underlying preferred stock issued by the Company in the last six months).

(l)        Fees and Expenses. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation and preparation this Agreement, provided however that on the Execution Date, the Company shall pay a document preparation fee to the Investor to reimburse $25,000 of the Investor’s legal fees.

(m)     Bring Down Representations. The Investor shall have the right to request and receive up to once per fiscal quarter, upon five (5) days prior written notice, a certificate, executed by the CEO, President or CFO of the Company in the form attached hereto as Exhibit A, certifying that the representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of such date and as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with as of such date.

(n)       Disclosure Schedules. The Company may, from time to time, update the Disclosure Schedules as may be required to satisfy the conditions set forth in Section 8(c) and Section 5(m). For purposes of this Section 5(n), any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5(n) shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto. Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement.

(o)      Reasonable Efforts. The Company will use reasonable efforts, following the delivery of any Fixed Purchase Notice and/or VWAP Purchase Notice, to have any Purchase Shares pursuant to such notice delivered to the Investor as soon as practicable following thereof.

(p)        Exchange Cap. The Company shall not issue shares under this Agreement in excess of the Exchange Cap without having first received any required approvals pursuant to the rules of the Principal Market.

6.         TRANSFER AGENT INSTRUCTIONS.

On the Commencement Date, the Company shall issue to the Transfer Agent, or any subsequent transfer agent, (i) a form of instruction letter in the form attached hereto as Exhibit C (the “Transfer Agent Instruction Letter”) and (ii) the notice of effectiveness of the Registration Statement in the form attached as an exhibit to the Registration Rights Agreement, in each case to advise the Transfer Agent of the Commencement. All Purchase Shares and Commitment Shares to be issued from and after the Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is in effect, no instruction other than instruction letters in the form of the Transfer Agent Instruction Letter referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Purchase Shares or the Commitment Shares from and after Commencement, and the Purchase Shares and the Commitment Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company. If the Investor effects a sale, assignment or transfer of the Purchase Shares or the Commitment Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent (and any subsequent transfer agent) to issue DWAC Shares in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that the Investor shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.         CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE

 SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares as of the Commencement Date is subject to the satisfaction of each of the following conditions:

(a)        The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)       The Registration Statement covering the resale of the Purchase Shares and the Commitment Shares, as contemplated by the Registration Rights Agreement, shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c)      The representations and warranties of the Investor shall be true and correct in all material respects as of the Execution Date and as of the Commencement Date as though made at that time, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date.

8.         CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date (or as otherwise set forth) and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)        The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)        The Commitment Shares required to be issued by the Execution Date shall have been issued to the Investor.

(c)        The Common Stock shall be listed or quoted on the Principal Market, subject only to customary listing conditions, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, and all Common Stock representing Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to (i) the Exchange Cap and (ii) official notice of issuance and any standard listing conditions for transactions of this nature;

(d)        The Investor shall have received the opinion of the Company’s legal counsel, dated as of the Commencement Date, substantially in the form heretofore agreed by the parties hereto;

(e)        The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the Execution Date and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f)         The Board of Directors shall have adopted resolutions approving the transactions contemplated hereby, which resolutions shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g)       As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (i) solely for the purpose of effecting purchases of Purchase Shares hereunder, 20,000,000 shares of Common Stock and (ii) solely for the purpose of effecting the issuance of Commitment Shares hereunder, [ ] shares of Common Stock;

(h)       The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of North Carolina issued by the Secretary of State of the State of North Carolina as of a date within ten (10) Business Days of the Commencement Date;

(i)         The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of North Carolina within ten (10) Business Days of the Commencement Date;

(j)         The Company shall have delivered to the Investor an officer’s certificate executed by the Chief Financial Officer of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(k)        The Registration Statement covering the resale of the Purchase Shares and all of the Commitment Shares as required under the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than one (1) Business Day after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(l)         No Suspension Event has occurred, or any event which, after notice and/or lapse of time, would become a Suspension Event has occurred;

(m)      All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(n)       No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state or local court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(o)       No Action or Proceeding shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.         INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, members, officers, directors and employees and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of this clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence, bad faith or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date the Investor makes written request for it; provided that the Investor shall promptly reimburse the Company for any portion of such payment that a court of competent jurisdiction determines by final and non-appealable judgment that any such Indemnitee was not entitled to receive hereunder. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such counsel retained by the Company to represent the Indemnitees, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable and documented out-of-pocket fees and expenses of no more than one such separate counsel.

10.       SUSPENSION EVENTS.

A “Suspension Event” shall be deemed to have occurred at any time as any of the following events occurs and continues, taking into account any applicable grace or cure period:

(a)        the effectiveness of a registration statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

(b)      the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day (other than in connection with a general suspension of trading of all securities on the Principal Market), provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c)        the delisting of the Common Stock from the NYSE American (or any nationally recognized successor thereto), unless the Common Stock is then immediately thereafter trading on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successors thereto);

(d)        the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within two (2) Business Days after the applicable Fixed Purchase Date or VWAP Purchase Date, as applicable;

(e)        the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) consecutive Business Days;

(f)        if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law and such proceeding is not dismissed;

(g)       if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company for so long as such order, decree or similar action remains in effect;

(i)         if at any time after the Commencement Date the Company is not eligible to transfer its Common Stock electronically as DWAC Shares;

(j)         An amount of shares of Common Stock has been issued pursuant to this Agreement equal to the Exchange Cap (prior to Stockholder Approval);

(k)      if at any time after the Commencement Date, the Exchange Cap is reached (to the extent such Exchange Cap is applicable pursuant to Section 2(e) hereof), and the stockholder approval referred to in Section 2(e) has not been obtained in accordance with the applicable rules of the Principal Market.

In addition to any other rights and remedies under applicable law and this Agreement, so long as a Suspension Event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become a Suspension Event has occurred and is continuing, the Company shall not deliver to the Investor any Fixed Purchase Notice or VWAP Purchase Notice, and any such notice delivered during a Suspension Event shall be void and of no effect. Notwithstanding the foregoing, the foregoing sentence shall not be deemed to apply to any notice from NYSE American received in the future regarding the Company’s failure to comply with the continued listing standards of NYSE American, unless and until all compliance and appeal periods for such failure have lapsed or expired.

11.         TERMINATION

This Agreement may be terminated only as follows:

(a)      If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company which is not discharged or dismissed within 90 days, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be a Suspension Event as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)       In the event that (i) the Company fails to file the Registration Statement with the SEC within the period specified in Section 5(a) hereof in accordance with the terms of the Registration Rights Agreement or (ii) the Commencement shall not have occurred on or before the one year anniversary of the Execution Date, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, then, in the case of clause (i) above, this Agreement may be terminated by the Investor at any time prior to the filing of the Registration Statement and, in the case of clause (ii) above, this Agreement may be terminated by either party at the close of business on the one year anniversary of the Execution Date or thereafter, in each case without liability of such party to the other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(e), as applicable, could not then be satisfied.

(c)      At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor, and is subject to the Company having satisfied all of its existing Purchase Share and Commitment Share delivery obligations, and any other material obligations under this Agreement, prior to the termination date. For the avoidance of doubt, the full amount of Commitment Shares (2% of the Available Amount) shall be delivered to the Investor prior to the termination of this Agreement.

(d)      This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases (including by payment of the applicable Fixed Purchase Price, or VWAP Purchase Price, as the case may be) the full Available Amount, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e)        If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of a Suspension Event under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to pending Fixed Purchases or VWAP Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Fixed Purchases and VWAP Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.       MISCELLANEOUS.

(a)       Governing Law; Jurisdiction; Jury Trial. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state or federal courts located in Wilmington, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(b)        Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)        Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)       Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)      Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f)      Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered and received: (i) upon receipt when delivered personally; (ii) upon receipt when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

cbdMD, Inc.

2101 Westinghouse Blvd., Suite A

Charlotte, North Carolina 28273

E-mail: ronan.kennedy@cbdmd.com

Attention: CEO

With a copy to (which shall not constitute notice or service of process):

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

E-mail: BPearlman@nasonyeager.com

Attention: Brian Pearlman, Esq.

If to the Investor:

C/M Capital Master Fund, LP

1111 Brickell Avenue

Suite 2920

Miami, Florida 33131

E-mail: thomas@cm-funds.com/jonathan@cm-funds.com

Attention: Thomas Walsh/Jonathan Juchno

With a copy to (which shall not constitute notice or service of process):

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

Attention: John D. Owens, III, Esq.

E-mail: owens.john@gtlaw.com

If to the Transfer Agent:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Attention: [ ]

Email: [ ]

or at such other address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s email account containing the time, date, and recipient email address, as applicable or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h)      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, except as set forth in Section 9 with respect to those persons entitled to indemnity thereunder, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)       Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby (other than any press release, SEC filing or other public disclosure that contains disclosures substantially similar to disclosures previously reviewed by the Investor or its counsel), not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any portion of such press release, SEC filing or other public disclosure relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby at least 24 hours prior to any release, issuance, filing or use by the Company thereof.

(j)        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)       No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by the Company relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim made by a third party for any such fees or commissions of any financial advisor, placement agent, broker or finder engaged by the Company.

(l)        No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment as provided in this Agreement for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(m)     Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)     Enforcement Costs. In the event that (i) any action for enforcement of this Agreement is commenced or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) subject to Section 9 hereof, an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o)       Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the Execution Date.

THE COMPANY:

CBDMD, INC.

By:______________________

Name: T. Ronan Kennedy

Title: Chief Executive Officer

INVESTOR:

C/M CAPITAL MASTER FUND, LP

By:_______________________

Name: Thomas Walsh

Title: General Partner

EXHIBITS

Exhibit A         Form of Officer’s Certificate

Exhibit B         Form of CEO’s Certificate

Exhibit C         Form of Instruction Letter

Exhibit D         Form of Purchase Notice

Exhibit A

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(e) of that certain Securities Purchase Agreement dated as of _________ [ ], 2025, (“Purchase Agreement”), by and between CBDMD, INC., a North Carolina corporation (the “Company”), and C/M CAPITAL MASTER FUND, LP (the “Investor”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

The undersigned, Chief Executive Officer, ______________ of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.         I am the Chief Executive Officer of the Company and make the statements contained in this Certificate;

2.         The representations and warranties of the Company in the Purchase Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3.         The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4.          The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

______________________ Name: Title:

Exhibit A-1

The undersigned as Chief Executive Officer of CBDMD, INC. a North Carolina corporation, hereby certifies that T. Ronan Kennedy is the duly elected, appointed, qualified and acting ________ of CBDMD, INC. and that the signature appearing above is his genuine signature.

___________________________________ Name: Title:

Exhibit A-2

EXHIBIT B

FORM OF CEO’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8 of that certain Securities Purchase Agreement dated as of ________ [ ], 2025 (“Purchase Agreement”), by and between CBDMD, INC., a North Carolina corporation (the “Company”), and C/M CAPITAL MASTER FUND, LP (the “Investor”), pursuant to which the Company may sell to the Investor up to [ ] shares ($[ ]) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

The undersigned, ____________, Chief Executive Officer of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.         I am the Chief Executive Officer of the Company and make the statements contained in this Chief Executive Officer’s Certificate.

2.         Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Bylaws (“Bylaws”) and Certificate of Incorporation (“Charter”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.

3.         Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company (the “Board of Directors”) [at a meeting held on _____________, at which a quorum was present and acting throughout][by unanimous written consent]. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, the Registration Rights Agreement and the other Transaction Documents, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares, and (ii) the performance of the Company of its obligations under each of the Transaction Documents as contemplated therein.

4.         As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

Exhibit B

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________, 202__.

T. Ronan Kennedy Chief Executive Officer

The undersigned as [________________] of CBDMD, INC., a North Carolina corporation, hereby certifies that ___________ is the duly elected, appointed, qualified and acting ________ of CBDMD, INC., and that the signature appearing above is his genuine signature.

___________________________________

___________________________________

[NAME]

[TITLE]

Exhibit B

EXHIBIT C

FORM OF INSTRUCTION LETTER

[COMPANY LETTERHEAD]

[ ], 2025

Vstock Transfer LLC

18 Lafayette Place

Woodmere, NY 11598

Attention: [ ]

Email: [ ]

Re: Issuance of Common Stock to C/M Capital Master Fund, LP

Dear Mr. Goldfeder,

You are hereby instructed, as Transfer Agent and Registrar of the common stock, par value $0.001 per share (the “Common Stock”) of CBDMD, INC., (the “Company”), to issue to the purchaser identified in Appendix A hereto (the “Purchaser”) the number of shares of Common Stock set forth beside the name of the Purchaser (the “Shares”) in connection with the Purchaser’s purchase pursuant to the terms of that certain Securities Purchase Agreement, dated __________ [ ], 2025, by and between the Company and the Purchaser, to be issued out of the applicable Company’s reserve(s) set forth beside the name of the Purchaser, and to cause such shares of Common Stock to be electronically credited through the “DWAC” system of the Depository Trust Company in accordance with the information set forth in Appendix A.

The resale of the Shares is registered with the Securities and Exchange Commission on the Company’s effective Registration Statement(s) as set forth in Appendix A. The Shares may be issued free of any restrictions upon the transfer thereof and without any restrictive legends on the certificates therefor.

Thank you very much for your help.

Please call me at ______________ if you have any questions or need anything further.

(Signature page follows)

Exhibit C-1

Very truly yours,

CBDMD, INC.

BY:_____________________________

[name]

[title]

Exhibit C-2

APPENDIX A

Name of Purchaser	Shares	Company Reserve	Registration Statement	DTC Participant #	DTC Account #
C/M CAPITAL MASTER FUND, LP	[•]	[•]	Form S-1 (File No. 333-[•])	[•]	[•]

Appendix A

EXHIBIT D

FORM OF PURCHASE NOTICE

TO: C/M CAPITAL MASTER FUND, LP

We refer to the Securities Purchase Agreement, dated as of ______ [ ], 2025, (the “Agreement”), entered into by and between cbdMD, Inc., and C/M Capital Master Fund, LP. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby initiate a ________________ Purchase under the Agreement, and thereby:

1) Give you notice that we require you to purchase __________ Purchase Shares at the __________ Purchase Price; and

2) Certify that, as of the date hereof, the conditions set forth in Section 8 of the Agreement are satisfied.

CBDMD, INC. By: Name: Title: